SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported): July 28, 2005
                                FONAR CORPORATION
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             (Exact name of registrant as specified in its charter)


    Delaware                        0-10248                       11-2464137
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(State or other               (Commission File                (I.R.S. Employer
jurisdiction of No.)               Number)                     Identification
incorporation)

                                110 Marcus Drive
                            Melville, New York 11747
                                 (631) 694-2929
              ---------------------------------------------------
               (Address, including zip code, and telephone number
                   of registrant's principal executive office)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


    [ ] Written Communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.01. Completion of Acquisition or Disposition of Assets

     On July 28, 2005, Fonar Corporation ("Fonar"), Health Management Corporation of America ("HMCA"), a wholly-owned subsidiary of Fonar and Dynamic Healthcare Management, Inc. ("Dynamic") entered into an Asset Purchase Agreement with Health Plus Management, L.L.C. ("Health Plus"), pursuant to which HMCA and its subsidiary Dynamic sold to Health Plus the portion of their business which was engaged in the business of managing physical therapy and rehabilitation facilities, together with the assets used in the conduct of such business.


     The assets sold consisted principally of the management agreements with the physical therapy and rehabilitation facilities, the assignment of other agreements and rights utilized in our physical therapy and rehabilitation facility management business, the physical therapy equipment, a portion of the accounts receivable and office furnishings and equipment we provided to the physical therapy and rehabilitation facilities.

     The sale was made to Health Plus. There is no material relationship between Health Plus and Fonar, HMCA or Dynamic, or any of their respective directors or officers or associates of any such person. The two principals of Health Plus were employed by HMCA and Dynamic up to the time of the closing of the transaction in our physical therapy and rehabilitation facility management business. In consideration for the termination of their employment agreement, these two individuals each became entitled to receive $800,000. In addition, each became entitled to receive $200,000 for billing and collection services to be provided on behalf of HMCA and Dynamic with respect to a portion of the accounts receivable of certain physical therapy and rehabilitation facilities which arose during the period when we were engaged in the management of those facilities. The $1,000,000 payable to each of these individuals may be paid at our option in shares of Fonar common stock.

     The purchase price under the Asset Purchase Agreement was $6.6 million, payable pursuant to a promissory note (the "Note") in 120 monthly installments commencing on August 28, 2005. The first twelve installments are interest only and the remaining 108 payments will consist of equal installments of principal and interest in the amount of $76,014 each. The Note is subject to prepayment provisions to the extent Health Plus resells all or part of the assets and business or utilizes the assets sold as collateral in any debt financing.

     The purchase price and nature of payment were determined by arms-length negotiation between the parties and was not determined in accordance with any set formula. HMCA had decided to sell the physical therapy and rehabilitation facility management business and focus its efforts and capital on expanding its magnetic resonance imaging (MRI) facility management business, which was its first business and with which it is most familiar. Fonar, HMCA's parent corporation, has been experiencing accelerating growth from its MRI manufacturing and has elected to focus its corporate efforts on MRI related businesses.

     Item 9.01. Any financial statements or pro forma financial information required will be filed by amendment not later than October 14, 2005 (71 calendar days after date this initial report must be filed).

Exhibits.

Exhibit 2. Asset Purchase Agreement. Schedules (called "Exhibits" in the Agreement) containing information relating to representations and warranties and other information are omitted. We will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission on request.



                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FONAR CORPORATION
                                                (Registrant)

                                                By: /s/ Raymond Damadian
                                                    Raymond Damadian
                                                    President and Chairman
Dated:   August 1, 2005